Exhibit 5.1

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

February 17, 2026

Innovative Solutions and Support, Inc.

720 Pennsylvania Drive

Exton, Pennsylvania 19341

Re: Innovative Solutions and Support, Inc. – Registration Statement on Form S-3 (No. 333 290859)

Ladies and Gentlemen:

We have acted as special counsel to Innovative Solutions and Support, Inc., a Delaware corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the filing thereof with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus,” and as may be supplemented from time to time by one or more prospectus supplements, each, a “Prospectus Supplement”), provides for the registration by the Corporation of up to a maximum aggregate offering price of $100,000,000 of shares the Corporation’s common stock, par value $0.001 per share (the “Common Stock”).

The Corporation is registering the Common Stock for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

For purposes of rendering this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

a. the Registration Statement, in the form filed or to be filed with the Commission, and the exhibits filed or to be filed in connection therewith;

b. the Amended and Restated Articles of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on September 13, 2007 (as amended, the “Articles of Incorporation”);

c. the Amended and Restated Bylaws of the Corporation, as certified by an officer of the Corporation (the “Bylaws”); and

d. resolutions of the Board of Directors of the Corporation, as attested to by an officer of the Corporation.

We also have examined and relied upon the originals, or copies certified to our satisfaction, of such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion letter, we have assumed (i) the genuineness and authenticity of all signatures on original documents, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to originals of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) the accuracy, completeness and authenticity of certificates of public officials, (vi) that all records and other information made available to us by the Corporation on which we have relied are complete in all material respects, and (vii) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to all questions of fact material to the opinion expressed herein, we have relied solely upon the above-referenced

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certificates or comparable documents and have assumed that the statements of the Corporation contained in the Registration Statement are true and correct as to all factual matters stated therein, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

For purposes of this opinion letter, we have further assumed, with respect to our opinion below, that at the time of issuance and sale of any of the offered shares of Common Stock, the Corporation has authorized and reserved and made available for issuance a sufficient number of shares of the Common Stock, and that the consideration for the issuance and sale of the offered shares of Common Stock is cash in an amount that is not less than the par value of the Common Stock.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We base our opinion on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in the Registration Statement or any Prospectus Supplement or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications that: (i) the Registration Statement has become effective under the Securities Act and the Prospectus and any related Prospectus Supplement required by applicable laws have been delivered as required by such laws; (ii) the Corporation has duly authorized the issuance of the offered shares of Common Stock by all necessary corporate action; (iii) the issuance and sale of the offered shares of Common Stock does not violate any applicable law, the Articles of Incorporation or the Bylaws, does not result in a default under or breach of any agreement or instrument binding upon the Corporation, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the certificates for the offered shares of Common Stock have been duly executed by the Corporation, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, we are of the opinion that the offered shares of Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and any related Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement will be validly issued, fully paid and nonassessable.

This opinion letter is to be used only in connection with the offer and sale of the offered shares of Common Stock while the Registration Statement is in effect.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Duane Morris LLP